International Plant Services, LLC

Financial Statements

December 31, 2010 and 2009

International Plant Services, LLC

Table of Contents

Page

Report of Independent Registered Public Accounting Firm	1

Balance Sheets	2

Statements of Income and Members’ Equity (Deficit)	3

Statements of Cash Flows	4

Notes to Financial Statements	5-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

International Plant Services, LLC

LaPorte, Texas

We have audited the accompanying balance sheets of International Plant Services, LLC (the “Company”) as of December 31, 2010 and 2009, and the related statements of income and members’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements were free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Plant Services, LLC as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

February 29, 2012

International Plant Services, LLC

Balance Sheets

December 31, 2010 and 2009

	2010	2009
ASSETS

Current assets
Cash and cash equivalents	$245,360	$329,376
Accounts receivable, net	1,461,071	3,477,999
Federal income taxes receivable	1,298,095	975,988
Deferred federal income tax	83,000	41,000
Prepaid expenses and other current assets	545,218	1,306,644

Total current assets	3,632,744	6,131,007

Property and equipment, net	235,463	352,845

TOTAL ASSETS	$3,868,207	$6,483,852

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$198,532	$413,994
Accrued liabilities	1,666,319	2,221,305
Due to related parties, net	2,631,507	1,262,163
Current maturities on long term debt	21,037	56,698

Total current liabilities	4,517,395	3,954,160

Deferred federal income tax	43,000	10,000

Total liabilities	4,560,395	3,964,160

Commitments and contingencies

MEMBERS’ EQUITY (DEFICIT)	(692,188)	2,519,692

TOTAL LIABILITES AND MEMBERS’ EQUITY (DEFICIT)	$3,868,207	$6,483,852

The accompanying notes are an integral part of these financial statements

2

International Plant Services, LLC

Statements of Income and Members’ Equity (Deficit)

For the years ended December 31, 2010 and 2009

	2010	2009

Revenues	$23,981,553	$50,229,917

Cost of revenues	22,493,029	42,736,195

Gross profit	1,488,524	7,493,722

General and administrative expenses	5,105,241	5,853,790

Income (loss) from operations	(3,616,717)	1,639,932

Interest expense, net	(2,540)	(41,768)

Income (loss) before taxes	(3,619,257)	1,598,164

Income tax (expense) benefit	1,009,513	(545,900)

Net income (loss)	(2,609,744)	1,052,264

Members’ equity, beginning of year	2,519,692	2,135,826

Less: dividends	(602,136)	(668,398)

Members’ equity (deficit), end of year	$(692,188)	$2,519,692

The accompanying notes are an integral part of these financial statements

3

International Plant Services, LLC

Statements of Cash Flows

For the years ended December 31, 2010 and 2009

	2010	2009
Cash flow from operating activities
Net (loss) income	$(2,609,744)	$1,052,264
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	114,786	109,500
Bad debt expense	235,000	181,074
Changes in working capital accounts:
Decrease (increase) in accounts receivables	1,781,928	3,857,223
Decrease (increase) in federal income taxes receivable	(322,106)	(975,989)
Decrease (increase) in prepaid expenses and other current assets	761,426	463,530
Increase (decrease) in accounts payable	(215,463)	(792,299)
Increase (decrease) in accrued liabilities	(554,986)	(2,038,150)
Increase (decrease) in due to related parties	1,369,344	(1,030,167)
Increase (decrease) in deferred income tax	(9,000)	10,000
Net cash provided by operating activities	551,185	836,986

Cash flows from investing activities
Purchase/Return of property and equipment	2,596	(10,531)
Net cash provided by (used in) investing activities	2,596	(10,531)

Cash flows from financing activities
Repayments of loans	(35,661)	(1,137,295)
Member distributions, net of withholdings paid to foreign stockholders	(602,136)	(668,398)
Net cash used in financing activities	(637,797)	(1,805,693)

Net change in cash and cash equivalents	(84,016)	(979,238)

Cash and cash equivalents:
Beginning	329,376	1,308,614
Ending	$245,360	$329,376

Supplemental disclosures of cash flow information
Cash payments (receipts) for:
Interest expense	$2,749	$46,884
Federal income tax	$-	$1,098,544
State income tax	$(60,052)	$96,122

The accompanying notes are an integral part of these financial statements

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NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business – International Plant Services, LLC (a Texas limited liability company) (“IPS” or “the Company”) is located in Deer Park, Texas and is in the business of providing craftsmen, architects and engineers in the energy construction sector. Approximately seventy percent of the revenue is from new construction and the remainder is from repair and maintenance services. The work is generally performed under time and material priced contracts, based on hours worked plus mobilization fees at the outset of the projects. The lengths of the Company’s contracts vary but are typically less than one year.

Cash and Cash Equivalents – The Company considers all highly liquid short-term instruments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Revenue Recognition – Revenue is recognized when persuasive evidence of an arrangement exists, services are performed, sales price is determinable, and collection is reasonably assured. Services performed and not yet billed are included in accounts receivable as unbilled revenue. Mobilization fees are recognized upon the mobilization of the labor and the labor revenue is recognized at the unit price of labor hours worked. Per diem revenue is recorded in a similar fashion for meals, travel and lodging.

Contract costs include all labor costs, mobilization costs, travel, per diem for travel meals and lodging, and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs. General and administrative costs are charged to expense as incurred.

Accounts Receivable – The Company extends unsecured credit to its customers, which is non- interest bearing. Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to accounts that are not collectible. The Company maintains a bad debt reserve based on a variety of factors, including the age of the receivable, payment history, trends and financial condition of customers, macroeconomic conditions, and significant one-time events.

The Company determines the allowance based upon a review of outstanding receivables, historical write-off experience and existing economic conditions. Normal Contract retainages are not typically used for this company. Receivables past due over 90 days are considered delinquent and reviewed individually for collectability. After all means of collection have been exhausted delinquent, receivables are written off. Receivables over 90 days on December 31, 2010 and 2009 amounted to $18,839 and $27,601, respectively. Management has determined that the allowance for doubtful accounts as of December 31, 2010 and 2009 is $242,664 and $119,830, respectively.

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NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Property and Equipment – Property and equipment are recorded at cost. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to operations in the year of disposal.

The Company provides for depreciation using the straight-line method over the following estimated useful lives of assets:

Years of Life
Furniture and fixtures	5-10
Computer equipment and software	3-7
Leasehold improvements	3-30
Machinery and equipment	2-10
Land Improvements	10

Impairment of Long-Lived Assets – In accordance with Financial Standards Board Accounting Standards Codification (“FASB ASC”) 360, Property, Plant and Equipment, long-lived assets to be held and used are reviewed for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of such asset may not be recoverable. The determination of recoverability of long-lived assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset or its disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or net realizable value.

Fair Value of Financial Instruments – Under FASB ASC 820, Fair Value Measurements and Disclosures, we are permitted to elect to measure financial instruments and certain other items at fair value, with the change in fair value recorded in earnings. We elected not to measure any eligible items using the fair value option. Consistent with the Fair Value Measurement Topic of the FASB ASC 820, we implemented guidelines relating to the disclosure of our methodology for periodic measurement of our assets and liabilities recorded at fair market value.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

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NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Our Level 1 assets primarily include our cash and cash equivalents (including our money market accounts). Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. The carrying amount of accounts receivable, accounts payable and accrued liabilities approximate their fair value due to the immediate or short-term maturities of these financial instruments.

Advertising Charges – The Company charges advertising costs to expense as incurred. Advertising costs amounted to $2,168 and $377 for the years ended December 31, 2010 and 2009, respectively, and are included with general and administrative expenses in the accompanying financial statements.

Income Taxes – The Company is taxed as a corporation effective January 1, 2007. The company uses the liability method in accounting for income taxes, whereby tax rates are applied to cumulative temporary differences based on when and how they are expected to affect future tax returns. Deferred tax assets and liabilities are adjusted for tax rate changes in the year the changes are enacted. The realizability of the deferred assets are evaluated annually and a valuation allowance is provided if it is more likely than not that the deferred tax assets will not give rise to future benefits in the company’s tax returns. In prior year’s the entity was taxed as a partnership whereby income was passed through to the stockholders and the stockholders paid any income tax.

As part of the process of preparing its financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. This process requires the Company to estimate its actual current tax liability and to assess temporary differences resulting from differing book versus tax treatment of items, such as deferred revenue, compensation and benefits expense and depreciation. These temporary differences result in deferred tax assets and liabilities, which are included within the Company’s statements of financial condition. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized and, when necessary, valuation allowances are established. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers the level of historical taxable income, scheduled reversals of deferred taxes, projected future taxable income and tax planning strategies that can be implemented by the Company in making this assessment. If actual results differ from these estimates or the Company adjusts these estimates in future periods, the Company may need to adjust its valuation allowance, which could materially impact the Company’s consolidated financial position and results of operations.

Tax contingencies can involve complex issues and may require an extended period of time to resolve. Changes in the level of annual pre-tax income can affect the Company’s overall effective tax rate. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets. Furthermore, the Company’s interpretation of complex tax laws may impact its recognition and measurement of current and deferred income taxes.

Dividends – Cash distributions are made to members in the form of dividends, net of federal withholding. The Company can pay dividends to its members at its own discretion upon approval by the Board of Directors.

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NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

Use of Estimates – The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the financial statements.

Foreign Currency - Transaction gains and losses arising from exchange rate fluctuation on transactions denominated in a currency other than the functional currency are included in the consolidated statements of operations. The financial statements of foreign subsidiaries whose functional currency is the local currency are translated into United States dollars using period-end rates of exchange for assets and liabilities and average rates of exchange for the period for revenues and expenses. These translation gains and loss are included in the cumulative translation adjustment.

Recently Issued Accounting Pronouncements - The Company periodically evaluates the financial impact and effective date of all recently issued pronouncements of the Financial Accounting Standards Board (FASB) and other governing accounting and financial reporting bodies.  Management does not feel any pronouncement that has been issued or becomes effective subsequent to December 31, 2010, through the date of this report, is expected to have a material impact on the financial statements of the Company.

NOTE 2 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following at December 31, 2010 and 2009:

	2010	2009

Furniture and fixtures	$25,035	$25,035
Software	26,009	25,361
Computers and equipment	80,204	83,448
Vehicles	259,564	259,564
Leasehold improvements	218,013	218,013

Total property and equipment	608,825	611,421
Less: accumulated depreciation	373,362	258,576
Total property and equipment, net	$235,463	$352,845

Depreciation for the year ended December 31, 2010 and 2009 amounted to $114,786 and $109,500, respectively, and is included with administrative and general expenses in the accompanying financial statements.

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NOTE 3 – LONG-TERM NOTES PAYABLE

Long-term notes at December 31, 2010 and 2009 consist of the following:

	2010	2009

Note payable to a bank originally issued November 2006 due in monthly installments of $2,292 including interest at 7.85% per annum, through November 2011, secured by four vehicles.	$21,037	$56,698

Total debt	21,037	56,698
Less: current maturities of long-term debt	21,037	56,698
Total long-term debt	$-	$-

NOTE 4 – RELATED PARTY TRANSACTIONS

Due to related parties is $2,631,507 and $1,262,163 as of December 31, 2010 and 2009, respectively, for services performed by affiliates of the Company.

The Company primarily utilizes a foreign corporation affiliated by common ownership for testing and training the workforce for construction projects. Amounts payable to the related party as of December 31, 2010 and 2009 were $109,692 and $0, respectively. Costs of revenue of $454,515 and $1,015,670 for these services are included in the income statements for the years ended December 31, 2010 and 2009, respectively.

The Company primarily utilizes a foreign corporation affiliated by common ownership for recruiting and mobilizing the workforce for construction projects. Amounts payable to the related party of $1,724,302 and $893,864 for these services are included in the balance sheet as of December 31, 2010 and 2009, respectively, and costs of revenues on the income statements includes $1,478,323 and $1,547,422 of recruiting and mobilization expenses for the years ended December 31, 2010 and 2009, respectively.

The Company utilizes a United States LLC affiliated by common ownership for some of its hotels and lodging facilities to accommodate its construction workers. The Company also has a one year lease for its operating facilities from this affiliate that are renewed annually. Amounts payable to the related party of $797,513 and $368,299 are included in the balances as of December 31, 2010 and 2009, respectively. Costs of revenues for these services include $4,017,264 and $7,384,589 for hotel and lodging and rent of $153,000 and $144,000 the years ended December 31, 2010 and 2009, respectively.

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NOTE 5 - INCOME TAXES

The components of income tax expense (benefit) for the year ended December 31, 2010 and 2009 are as follows:

	December 31, 2010	December 31, 2009
Current federal tax expense (benefit)	$(949,461)	$523,586
Current state tax expense (benefit)	(60,052)	22,314
Total tax expense	$(1,009,513)	$545,900

Current Benefit

Of the current federal benefit of $949,461 for 2010 reflected in the table above, $1,139,446 relates to the carryback of our 2010 losses offset by our domestic production tax of $175,000. We filed our original tax return and carryback claim in April 2011 and later received two separate federal refunds in the amount of $1,452,242 during the months of May and June 2011. The current federal benefit recorded in 2010 was primarily the amount of tax benefit that we were able to carryback under the then current legislation for taxable losses incurred during 2010.

The effective tax rate for the Company is reconciled to statutory rates as follows:

	December 31, 2010	December 31, 2009
Statutory tax on book income (loss)	(34)%	34%
Nondeductible expenses	3	5
State income taxes, net of federal benefit	(2)	1
Domestic production tax	5	(6)
Income tax expense	(28)%	34%

The provision for income taxes varied from the U.S. federal statutory rate and average state tax rate for the years ended December 31, 2010 and 2009, primarily as a result of the domestic production tax state income taxes.

Components of deferred tax assets and liabilities at December 31, 2010 and 2009, are as follows:

	2010	2009
Deferred tax assets:
Allowance for doubtful accounts	$83,000	$41,000
Valuation allowance	-	-
Net deferred tax asset	$83,000	$41,000

Deferred tax liabilities:
Excess book over tax depreciation	$(43,000)	$(10,000)
Valuation allowance	-	-
Net deferred tax liability	$(43,000)	$(10,000)

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NOTE 5 - INCOME TAXES – (CONTINUED)

The Company is currently involved in a dispute with the Internal Revenue Service regarding the deductibility of certain expenses taken in prior years. The Company believes it will prevail in the matter with no liability, however, as a precaution the Company has accrued an estimated amount of the liability on the balance sheet as of December 31, 2010.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Operating Leases and Other Commitments

The Company leases office facilities under an operating lease agreement from a corporation affiliated by common ownership. This office lease consists of monthly installments of $12,000 expiring on April 30, 2018. Effective September 2011, the rate decreased to $11,000 monthly. The Company has five options to renew the office lease for no more than five years in each option. All taxes, utilities and interior improvements and repairs are paid by the Company. The abovementioned lease agreements require future annual payments as follows:

2011	$140,000
2012	132,000
2013	132,000
2014	132,000
Thereafter	440,000
$976,000

The Company is subject to certain litigation arising in the ordinary course of business. Management does not believe that any litigation will have a material adverse effect on the Company’s consolidated financial position.

NOTE 7 – SIGNIFICANT CUSTOMERS

Two customers represented 49% and 12% of the Company’s gross sales for the year ended December 31, 2010. Two companies represented 45% and 14% of outstanding accounts receivable at December 31, 2010. Four customers represented 26%, 20%, 14%, and 10% of the Company’s gross sales and two of these companies represented 54% and 14% of outstanding accounts receivable for the year ended December 31, 2009.

NOTE 8 – SUBSEQUENT EVENTS

On February 28, 2011, International Plant Services, LLC (IPS), settled an ongoing litigation for $778,953. As of December 31, 2010, IPS had properly accrued for this probable loss contingency.

On December 30, 2011, IPS executed and entered into a share exhange agreement with Global NuTech, Inc. (“Global NuTech”), a Nevada corporation, pursuant to which IPS and Global NuTech have set forth certain terms relating to a proposed exchange transaction between the parties with IPS becoming a wholly-owned subsidiary of Global NuTech. Under the current agreement, shareholders of the Company will receive 29,411,765 of Global NuTech common stock and 10,000,000 shares of Series B preferred stock which are convertible into shares of Common Stock at a conversion price of $0.17 per share (or 58,823,529 common shares), subject to the terms therein.

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NOTE 8 – SUBSEQUENT EVENTS – (CONTINUED)

On January 27, 2012, Global Nutech entered into a share exchange agreement with Texas Gulf Oil & Gas, Inc., a Nevada corporation (“TGOG”), and the equity-holders of TGOG. Pursuant to the terms of the agreement, Global NuTech acquired all of the common stock of TGOG from the equity-holders, representing one hundred percent (100%) of the issued and outstanding shares of capital stock of TGOG, in exchange for $200,000 in cash and the issuance of 4,000,000 newly-issued shares of Global Nutech’s common stock, par value $0.00001 per share, of which 2,200,000 shares are being issued to seven (7) equity-holders and 1,800,000 shares are to be issued to one other equity-holder at a later date, which shall occur not later than 180 days following the closing date and is subject to certain conditions. As a result of the transaction, TGOG became a wholly-owned subsidiary of Global Nutech.

On February 3, 2012, Global Nutech completed the acquisition of Fishbone Solutions LTD. The consideration paid was $1,900,000 for 100% of Fishbone Solutions LTD. The consideration consisted of $400,000 cash and a convertible note with restrictions for the amount of $1,500,000.

Employment Agreements

Global Nutech entered into an employment agreement with its chief executive officer in January 2012 which expires in January 2014. During the term of his employment, the chief executive officer is entitled to the following compensation: (i) base salary of $240,000 per year (ii) standard benefits that are available to other Global Nutech executive officers and (iii) a stock grant of 15,667,806 restricted shares which shall vest and be issued as follows: (i) 5,222,602 restricted shares on January 15, 2012, (ii) 5,222,602 restricted shares on January 15, 2013, (iii) 5,222,602 restricted shares on January 15, 2014. In the event of a change of control all of the restricted shares will immediately vest. The restricted shares are forfeitable if the executive is terminated for cause.

Global Nutech entered into an employment agreement with its executive vice president and chief financial officer in January 2012 which expires in January 2014. During the term of his employment, the chief financial officer is entitled to the following compensation: (i) base salary of $175,000 per year (ii) standard benefits that are available to other Global Nutech executive officers and (iii) a stock grant of 4,710,000 restricted shares which shall vest and be issued as follows: (i) 1,570,000 restricted shares on January 15, 2012, (ii) 1,570,000 restricted shares on January 15, 2013 (iii) 1,570,000 restricted shares on January 15, 2014. In the event of a change of control all of the restricted shares will immediately vest. The restricted shares are forfeitable if the executive is terminated for cause.

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